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                                                                    Exhibit 10.1

[LOGO OF BANK OF AMERICA]                                      LOAN MODIFICATION
                                                                       AGREEMENT

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     This agreement amends the Promissory Note dated September 15, 2000 ("Note")
and Business Loan Agreement dated September 15, 2000 ("Business Loan
Agreement"), each executed by Cost-U-Less, Inc. ("Borrower") in favor of Bank of America, N.A. ("Bank"), regarding a loan in the maximum principal amount of $8,000,000.00 (the "Loan"). For mutual consideration, Borrower and Bank agree to amend the above loan documents as follows:

     1. Maturity Date. The maturity date of the Note is changed to August 1, 2002. Bank's commitment to make advances to Borrower under its line of credit is also extended to August 1, 2002.

     2. Pricing Options. Exhibit A to the Note is changed to provide the Borrower with an interest rate option based on the Bank's Prime Rate, as follows:

          a. The following definition is added to Article 1 as Paragraph 1.20, and succeeding paragraphs are renumbered accordingly.

          1.20 Prime Rate shall mean the fluctuating rate of interest established by Bank from time to time as its Prime Rate, whether or not such rate is otherwise published. The Prime Rate is not necessarily the lowest rate charged by Bank on its loans and is set by Bank in its sole discretion. If the Prime Rate becomes unavailable during the term of this Note, Bank may designate a substitute rate index after notifying the Borrower.

          b.   Paragraphs 2.1 and 2.2 of Article 2 are modified as follows:

          2.1 Interest Rates and Payment Date. The Note shall bear interest from the date of Advance on the unpaid principal balance outstanding from time either at the Fixed Rate as selected by Borrower or at the Prime Rate, and all accrued interest shall be payable in arrears as provided in the Note.

          2.2 Procedure. Borrower may, at any time, request that Bank advance a specified loan amount at the Prime Rate, which shall remain in effect until Borrower notifies Bank of another election for the outstanding balance of that loan amount. Borrower may, before 9:30 a.m. on any Commencement Date, request that Bank advance a specified amount at the available Offshore Rate for a specified Interest Period. Borrower may, on any London Banking Day two London Banking Days before a Commencement Date, request that Bank advance a specified amount at the available Adjusted LIBOR Rate for a specified Interest Period.

     3.   Paragraph 1.18 of Article 1 are modified as follows:

          1.18 Offshore Rate shall mean the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent (all amounts in the calculation will be determined by Bank as of the Commencement Date):

          (Grand Cayman Rate divided by Reserve Adjustment) plus Applicable
          Margin

     4. Covenants. The following covenants of the Business Loan Agreement are modified as follows:

          Current Ratio. Paragraph 4.2 of the Business Loan Agreement is changed as follows:

          Period                                         Ratio
          ------                                         -----
          June 30, 2001, September 30, 2001              1.00:1.0
          December 31, 2001                              1.05:1.0
          March 31, 2002 and thereafter                  1.10:1.0

     5. Within-line Letter of Credit Facility. Paragraph 1(b) of the Business Loan Agreement is changed as follows:

The date August 1, 2002 is substituted for August 1, 2001; and February 1, 2003 is substituted for February 1, 2002.

     6.   Other Terms.  Except as specifically amended by this agreement or any prior amendment, all other terms, conditions, and definitions of the Note, Business Loan Agreement, and all other security agreements, guaranties, deeds of trust, mortgages, and other instruments or agreements entered into with regard to the Loan shall remain in full force and effect.
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        DATED July 31, 2001


Bank:                                    Borrower:

BANK OF AMERICA, N.A.                    Cost-U-Less, Inc.


By /s/ Thomas P. Rook                    By: /s/ J. Jeffrey Meder
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Title Senior Vice President              Title: President
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